UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2022 (June 08, 2022)

Vantage Drilling International

(Exact name of Registrant as Specified in Its Charter)

Cayman Islands	333-159299	98-1372204
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Vantage Energy Services, Inc. 777 Post Oak Boulevard Suite 440
Houston, Texas		77056
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (281) 404-4700

(Not applicable)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Transition of Named Executive Officer Leadership Roles. Vantage Drilling International (the “Company”) announced today that Douglas Halkett will be stepping down from his position as Chief Operating Officer after more than 14 years of service, effective as of June 30, 2022. Mr. Halkett will transition to the role of Senior Advisor to the Chief Executive Officer, effective as of July 1, 2022, and is expected to remain in that role through the end of the year.

The Company also announced that William Thomson has been appointed Chief Commercial Officer and Chief Technical Officer, effective as of July 1, 2022. Mr. Thomson currently serves as the Company’s Vice President, Marketing and Business Development. Mr. Thomson does not have any family relationships with any of the Company’s directors or executive officers, and he is not a party to any transactions listed in Item 404(a) of Regulation S-K.

Mr. Thomson’s employment agreement with the Company will remain unchanged other than to acknowledge the change in his duties and responsibilities.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VANTAGE DRILLING INTERNATIONAL

Date:	June 14, 2022	By:	/s/ Douglas E. Stewart
Douglas E. Stewart Chief Financial Officer, General Counsel and Corporate Secretary